® 2006 Annual Meeting June 5, 2006 Exhibit 99.1

2005 – The Year in Review
Strong year for Horizon Lines
Record operating revenue and earnings
Successfully conducted an IPO
Significant vessel and container fleet investments
Senior management team further strengthened
Company again recognized for service excellence

3 980.3 1,096.2 900.0 950.0 1,000.0 1,050.0 1,100.0 2004 2005 Year Operating Revenue and Adjusted EPS Operating Revenue 0.17 0.65 0.00 0.10 0.20 0.30 0.40 0.50 0.60 0.70 2004 2005 Year Adjusted EPS

17 quarters of continuous earnings growth
Expanded market share through volume and rate growth in a competitive environment
Minimal service disruptions with 99.3% ready-to-sail status
Performed consistently during recent recessions, hurricanes and West Coast port lockout
Have increased management depth over the years
$5
$9
$11
$18
$28
$32
$13
$17
$21
$30
$34
$23
$31
$35
$41
$46
$18
$21 $22
$29
$36
$59
$78
$89
$118
$144
$0
$50
$100
$150
EBITDA (1) Growth ($ millions)
Q1 Q2 Q3 Q4 FY
11.3% revenue CAGR and 24.9% EBITDA CAGR from 2001 to 2005
(1) Adjusted EBITDA equal to EBITDA plus non-recurring items, management fees, and restricted stock compensation charges

2005 Puerto Rico Tradelane Highlights
Stable competitive environment and stable market share
Continued solid rate recovery program
Offset escalating fuel costs with appropriate recovery surcharges
Local fiscal deficit concerns dampen economic growth
Incremental gains in targeted high margin segments
Ongoing investment in terminal development

2005 Alaska Tradelane Highlights
Stable competitive environment with growth in market share
Continued offset of cost increases with rate increases
Offset escalating fuel costs with appropriate recovery surcharges
Deployment of a third sailing in the heavy summer season
Strong economy driven by oil revenues

2005 Hawaii/Guam Tradelane Highlights
Construction and Military spending fuel market growth
New Refrigerated Equipment supports increase in Reefer share
Automobile volume replaced with higher margin cargo
Service Reliability recognized by most demanding customers
Terminal Efficiency yields “Best in Class” service levels

First Quarter 2006 Highlights
2006 off to a great start
Strong operating revenue and earnings
New vessel initiative commenced
Container fleet investments continue
Company again recognized for service excellence

Fleet enhancement value proposition
Lease five new non-Jones Act vessels through prudent use of capital
Employ new non-Jones Act vessels in Guam/Asia trade
Redeploy existing Jones Act vessels to Hawaii and Puerto Rico
Optimize fleet
deployment
Pursue future growth opportunities in Hawaii/Guam and Puerto Rico
Reduce operating costs through improved vessel network efficiency
Extend Maersk relationship until 2010
Lower overall active fleet age by 11 years from 31 years to 20 years
Improve
operating
platform
Generate increased pro-forma EBITDA and operating cash flow
after initial phase-in costs
Create revenue upside potential from surplus Jones Act vessels
Increase future
profitability

Proforma EBITDA impact of fleet enhancement strategy
Proforma EBITDA expansion
Upside potential for surplus Jones Act vessels
Coastwise service or additional Jones Act service
Charter possibilities
Relief vessels during existing vessel drydock periods
Spare vessel capacity for peak volume surges
Increased revenue from Maersk, Hawaii/Guam & Puerto Rico
Operating cost savings from four idled vessels
Operating costs of five new container vessels
Lease expense on five new container vessels
+
+
-
-
+
+
+
+

2006 Significant Events
Now have “first call” into Guam creating new opportunities
Flexed capacity to Puerto Rico to match current demand scenario
Focus on Operating Efficiencies (“The Edge”)
Continuation of seasonal sailing to Alaska protects market position
Honolulu Terminal expansion prepares for new vessel arrival in 2007

Reconciliation of net income to EBITDA

(in thousands)

	Q1						Q2					Q3
	2001	2002	2003	2004	2005	2006	2001	2002	2003	2004	2005	2001	2002	2003	2004	2005
Net income (loss)	$(3,191)	$954	$(162)	$(536)	$(8,173)	$2,366	$4,140	$5,227	$3,021	$7,981	$(2,494)	$10,085	$13,666	$11,319	$11,333	$3,239
Interest expense,net	2,316	453	1,529	3,528	12,852	11,720	170	434	3,981	3,462	13,386	1,035	634	3,827	8,443	12,933
Income tax expense (benefit)	(1,785)	(1,242)	202	(338)	(841)	1,771	2,348	2,834	1,862	4,901	1,067	5,625	8,398	6,976	7,605	2,205
Depreciation and amortization	9,293	8,616	9,176	14,712	16,691	15,917	7,649	8,021	10,987	13,286	17,294	8,032	8,540	10,612	10,933	16,900

EBITDA	6,633	8,781	10,744	17,366	20,528	31,774	14,307	16,516	19,851	29,630	29,253	24,777	31,238	32,735	38,313	35,278
Merger related expenses			634						1,129	425	189			1,592	2,076
Management fees				123	750					123	750			125	635	8,199
ILWU Lockout
Equipment lease-Maersk	(1,600)						(1,600)					(1,600)
Compensation charges					6,411						4,000					1,627
Initial Public Offering related expenses																1,743
Loss on extinguishment of debt

Adjusted EBITDA	$5,033	$8,781	$11,378	$17,489	$27,689	$31,774	$12,707	$16,516	$20,980	$30,178	$34,192	$23,177	$31,238	$34,452	$41,024	$46,847

	Q4					Full Year
	2001	2002	2003	2004	2005	2001	2002	2003	2004	2005
Net income (loss)	$7,393	$2,596	$935	$(5,217)	$(10,894)	$18,428	$22,443	$15,113	$13,561	$(18,321)
Interest expense,net	253	387	4,080	14,134	12,186	3,774	1,908	13,417	29,567	51,357
Income tax expense (benefit)	3,629	1,943	575	(3,729)	(1,992)	9,816	11,933	9,615	8,439	439
Depreciation and amortization	8,709	8,885	15,677	22,500	16,022	33,682	34,062	46,452	61,431	66,907

EBITDA	19,984	13,811	21,267	27,689	15,322	65,701	70,346	84,597	112,998	100,381
Merger related expenses			932	433	268	—	—	4,287	2,934	457
Management fees			125	1,323		—	—	250	2,204	9,699
ILWU Lockout		7,200				—	7,200	—	—	—
Equipment lease-Maersk	(1,600)					(6,400)	—	—	—	—
Compensation charges					6,914	—	—	—	—	18,952
Initial Public Offering related expenses						—	—	—	—	1,743
Loss on extinguishment of debt					13,154	—	—	—	—	13,154

Adjusted EBITDA	$18,384	$21,011	$22,324	$29,445	$35,658	$59,301	$77,546	$89,134	$118,136	$144,386

Reconciliation of Net Income (Loss) to Adjusted Net Income Per Share

(in thousands, except share amounts and earnings per share)

	Twelve Months ended December 26, 2004	Year ended December 25, 2005
Net Income (loss)	$13,561	$(18,321)
Purchase price accounting depreciation and amortization	(7,255)
Stock compensation expense	1,765	19,291
Management fees	2,204	9,698
Transaction related expenses	1,079	2,100
Loss on extinguishment of debt	—	13,154
Interest expense reduction (increase)	(10,687)	8,780
Tax impact	4,906	(13,000)

Total adjustments	(7,988)	40,023

Adjusted Net income	$5,573	$21,702

Proforma Shares outstanding	33,544,170	33,544,170

Adjusted Net income per share	$0.17	$0.65